Exhibit 5.2

November 14, 2022

KWESST Micro Systems Inc.

155 Terence Matthews Crescent,

Unit #1, Ottawa, Ontario, K2M 2A8

Re: Registration Statement on Form F-1 (File No. 333-266897)

Ladies and Gentlemen:

We have acted as United States counsel to KWESST Micro Systems Inc., a corporation incorporated under the laws of British Columbia, Canada (the "Company"), in connection with a Registration Statement on Form F-1 (File No. 333-266897) (the "Registration Statement") filed by the Company with the United States Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale by the Company of an aggregate of up to US$13,225,000 of (i) common units (the "Common Units"), with each Common Unit consisting of one common share, no par value, of the Company (collectively, the "Common Shares") and one warrant to purchase one Common Share (collectively, the "Warrants"), and/or (ii) pre-funded units (collectively, the "Pre-funded Units"), with each Pre-funded Unit consisting of one pre-funded warrant to purchase one Common Share (collectively, the "Pre-funded Warrants") and one Warrant (the "Offering"), including Common Shares, representing up to 15% of the Common Shares sold in the Offering (the "Over-Allotment Shares"), Pre-funded Warrants (the "Over-Allotment Pre-funded Warrants"), representing up to 15% of the Pre-funded Warrants sold in the Offering and Warrants, representing up 15% of the Warrants sold in the Offering (the "Over-Allotment Warrants") pursuant to the over-allotment option granted to ThinkEquity LLC, as Representative (the "Representative") of the several underwriters (the "Underwriters") named in Schedule I to the Underwriting Agreement (as defined below).

In addition, the Company has agreed to issue to the Underwriter, as compensation for its services pursuant to an underwriting agreement to be entered into by and between the Company and the Underwriter (the "Underwriting Agreement"), substantially in the form filed as Exhibit 1.1 to the Registration Statement, warrants, representing up to 5% of the aggregate number of Common Shares (or Pre-funded Warrants in lieu of Common Shares) sold in the offering (the "Underwriter Warrants"), with each warrant exercisable to purchase one Common Share.

The Warrants and any Over-Allotment Warrants will be governed by the terms of the Form of Warrant and a warrant agent agreement (the "Warrant Agent Agreement") by and between the Company and Continental Stock Transfer & Trust, as warrant agent.

This opinion letter is furnished to you for filing with the Commission pursuant to Item 601 of Regulation S-K, promulgated under the Securities Act.

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

KWESST Micro Systems Inc.
November 14, 2022

Based on the foregoing, we are of the opinion that the Common Units, Pre-funded Units, Warrants, Pre-Funded Warrants, Over-Allotment Warrants and Over-Allotment Pre-funded Warrants, when issued and delivered against payment of the consideration therefor, as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement (and Warrant Agent Agreement as applicable), and the Underwriter Warrants when issued and delivered, as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, in each case, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions expressed above are limited to the corporate laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the headings "Legal Matters" and "Advisors" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP